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                                                                  EXHIBIT 10.1.1

                   AMENDMENT TO CORPORATE SERVICES AGREEMENT


      The Corporate Services Agreement dated the 11th day of June 2002 (the "Agreement") by and between Value City Department Stores, Inc. and its wholly owned subsidiaries ("VCDS") and Schottenstein Stores Corporation ("SSC") is amended as follows:

      1. Name Change. Except as otherwise specifically noted, the reference to Value City Department Stores, Inc. and its wholly owned subsidiaries, throughout the Agreement, is changed to Retail Ventures, Inc. and its subsidiaries ("RVI")

      2. Section 3. Legal Advice and Legal Services. Effective January 31, 2004, SSC ceased billing RVI for services provided by SSC's in-house legal staff to RVI. On a going forward basis, the parties may mutually agree to engage the in-house legal staff of SSC for consultation and advice for the performance of legal services at rates agreed upon by the parties.

      3. Section 5. Insurance and Risk Management. Effective June 29, 2003, RVI took over all risk management and the insurance administration for RVI, including, but not limited to, property and safety management. SSC continued to administer prior general liability claims and workers' compensation claims under policies for which SSC was the Guarantor until the administration of these prior claims were transferred to RVI by July, 2004.

      4. Section 6. Store Planning, Design and Construction. Effective ___, 200_, SSC Store Planning, Design and Construction ceased performing services to RVI

      5. Section 7. Import Agency Services. Effective the 3rd day of August, 2003, SSC ceased providing import services to RVI.

      6. Section 9. Travel. Effective January 31, 2004, SSC ceased operating a travel department for its subsidiaries, including RVI.

      7. Section 11. Offset. Effective as of June 11, 2002, this Section is restated to read as follows:

            SSC shall have the right to offset any amounts owed to SSC by RVI against any payments owed to RVI by SSC.

      8. Section 15. Indemnity. Effective as of June 11, 2002, this Section is restated to read as follows:

            Except for SSC's or Schottenstein Management Company's (SMC's) gross negligence, willful misconduct or fraud in the performance of its duties, SSC or SMC shall not be liable for any losses or damages, including special, incidental or consequential damages incurred by RVI from any claim or dispute arising out of or related to or in connection with any services performed by SSC or SMC under this Agreement. RVI agrees to hold SSC and SMC harmless from such claim or dispute and to indemnify and defend SSC and SMC for all losses and damages including reasonable costs, expenses, charges and legal fees, if any, which SSC or SMC may incur as a result of any such dispute or claim.

            Except for RVI's gross negligence, willful misconduct or breach of its obligations in the performance of its duties, RVI shall not be liable for any losses or damages, including special, incidental or consequential damages incurred by SSC or SMC from any claim or dispute arising out of or related to or in connection with any services performed by RVI under this Agreement. SSC and SMC agree to hold RVI harmless for such claim or dispute and to indemnify and defend RVI for all losses and damages including reasonable costs, expenses, charges and legal fees, if any, which RVI may incur as a result of any such dispute or claim.

      9. Additional Services. Effective February 1, 2005, the parties agree that, should additional services be desired, they will negotiate in good faith with each other the nature of those services and the payment to be made therefore, provided that before any additional services may be provided to RVI by SSC, the terms thereof must be approved


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in advance by the Audit Committee of the Board of Directors of RVI, or if
applicable the Audit Committee of the Board of Directors of DSW Inc.

      10. Continuance of Liability Under the Agreement. The parties are executing this amendment for the purpose of reflecting the changed responsibilities for the furnishing of the referenced services and not to change the responsibilities which may accrue or may have accrued under the Agreement regardless of the effective date of this amendment.

      11. Effective Date. This amendment to the Agreement shall be effective the first day of February, 2005. All terms of the Agreement shall remain in full force and effect, except as amended, modified or restated by this amendment.

      IN WITNESS WHEREOF, the parties have caused this amendment to the Agreement to be signed by their respective officers, thereunto duly authorized, as of the date first above written.

                              SCHOTTENSTEIN STORES CORPORATION

                              By: ____________________________________


                              RETAIL VENTURES, INC.

                              By: _____________________________________


                              SCHOTTENSTEIN MANAGEMENT COMPANY

                              By: _____________________________________
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Schottenstein Stores Corporation
1800 Moler Road
Columbus, Ohio 43207

Ladies and Gentlemen:

                  Reference is hereby made to that certain Shared Services Agreement effective as of January 31, 2005 (the "Shared Services Agreement"), by and between Retail Ventures, Inc., an Ohio corporation, and DSW Inc., an Ohio corporation, and that certain Corporate Services Agreement dated June 11, 2002, by and between RVI and its subsidiaries ("RVI") and Schottenstein Stores Corporation, a Delaware corporation ("SSC"), as amended (the "Corporate Services Agreement"). We understand that, pursuant to the Corporate Services Agreement, SSC or Schottenstein Management Company ("SMC") may provide certain services for DSW and its subsidiaries (collectively, "DSW") (such services so provided being referred to herein as the "DSW Services").

                  To induce SSC and SMC to provide the DSW Services, DSW agrees that if RVI fails to pay SSC or SMC for any amounts due for the DSW Services when due and payable under the Corporate Services Agreement, including liabilities incurred on behalf of DSW through RVI's past participation in the SSC self-insurance program, DSW will pay to SSC or SMC all such due and unpaid amounts upon written demand for payment of the same by SSC or SMC to DSW at its address set forth in the signature block of this letter (or to such other address as DSW may specify in writing to SSC and SMC).

                  Notwithstanding the foregoing, DSW reserves to itself all defenses that RVI is or may be entitled to that arise out of the Corporate Services Agreement, with respect to the DSW Services only, except for any of such defenses that are based upon the insolvency, bankruptcy, or reorganization of RVI. By executing a copy of this letter agreement below, SSC, SMC, RVI and DSW agree that, with respect to the DSW Services only, (i) DSW shall be entitled to exercise against SSC and SMC all rights of RVI against SSC and SMC under the Corporate Services Agreement, including but not limited to all rights of indemnification and (ii) SSC and SMC shall be entitled to exercise against DSW all rights of SSC and SMC against RVI under the Corporate Services Agreement, including but not limited to all rights of indemnification and any defenses. To be clear, this reservation of indemnification rights relates only to DSW Services, and not to any services provided directly by RVI to DSW. This letter agreement shall be governed by and construed in accordance with the laws of the State of Ohio, applicable to agreements made and performed entirely in such state.

                                           DSW INC.

                                           By:_____________________________
                                              Name:
                                              Title:
                                              Address:  4150 East 5th Avenue
                                                        Columbus, OH 43219


ACKNOWLEDGED AND AGREED TO:               ACKNOWLEDGED AND AGREED TO:

SCHOTTENSTEIN STORES CORPORATION          RETAIL VENTURES, INC.

By:___________________________            By:______________________________
   Name:                                     Name:
   Title:                                    Title:



ACKNOWLEDGED AND AGREED TO:

SCHOTTENSTEIN MANAGEMENT COMPANY

By:___________________________
   Name:
   Title: